For details, contact: Wallace Ruiz Chief Financial Officer Phone (201) 512-7809 Email: wruiz@novadigm.com	Jody Burfening/Kathy Price Lippert/Heilshorn & Assoc. (212) 838-3777 jbs@lhai.com

Financial News Release

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS

     MAHWAH, N. J. – DATE, 2003 – Novadigm, Inc. (Nasdaq: NVDM), a leading provider of adaptive management solutions for software and content in enterprise and Internet computing environments, today reported financial results for the first quarter of fiscal 2004, ending June 30, 2003.

     Revenues for the first quarter were $11.2 million compared to $11.1 million for the same quarter last year. Net loss for the first quarter was $3.1 million, or $0.16 per diluted share, compared with a net loss of $6.9 million, or $0.34 per diluted share, for the same quarter last year. The prior year's net loss included a charge of approximately $2 million relating to the amortization of an intangible asset which was fully amortized by June 2002. The company ended the quarter with $26.8 million in cash, cash equivalents and short-term marketable securities.

     “We continue to face IT spending conditions, with changing buying behaviors, unpredictable sales cycles and limited visibility,” said Albion Fitzgerald, Novadigm chief executive officer. “North America led in commercial license revenue for this past quarter, with low first quarter license revenue from our European and public sector business. North America also closed two additional contracts at the end of the quarter, each with a value of over $1 million, the revenue from which we expect to recognize in the second quarter and continuing throughout the fiscal year. We saw license sales last quarter from our new products, which are strengthening our competitive differentiation and value proposition. At the same time, we’ve continued to maintain a careful balance between our product and channel investments and our operating costs, with our expenses for the quarter at their lowest level since 2000,” concluded Fitzgerald.

     “We’re seeing increasing traction from our expanded portfolio, providing us with additional opportunities from our existing and new customers and partners, and a North American organization demonstrating improved proficiency in closing large agreements,” said Gerald Labie, Novadigm president and chief operating officer. “We are focused on leveraging our strengthened product portfolio and our large direct and partner opportunities, as well as continuing to improve our North American sales productivity, and to carefully manage our expenses,” concluded Labie.

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS	2

Highlights for the first quarter included:

•	Licenses with new customers included Bank One Corporation, the sixth largest bank in the U.S., Marks and Spencer plc, a Financial Times Global 500 retailer, Smiths Aerospace, a leading transatlantic aerospace equipment company, and Vodafone Ireland, the leading mobile phone operator in Ireland and part of Vodafone Group, the world’s largest mobile community.

•	Expanded licenses with over 35 customers including ACNeilsen, AGF Informatique, Baker Hughes, CALPERS, Cap Gemini, Cesky Telecom, EDS, ESPN, GEICO, INHOLLAND University, JCB International Co. (Japan), Kindred Healthcare, Littlewoods LTD (UK), Molex, National Semiconductor, National Basketball Association, Pitney Bowes, Schlumberger, Telenor (Norway) and Vodafone Group, among others.

•	Expanded and new customer licenses through indirect channels including EDS and HP as well as other partners in Eastern Europe, Australia, Japan and Latin America

•	New reseller agreement signed with Automated Systems Holdings Limited (“Automated”), a leading IT services provider in Asia.

•	Announcement, shipment and first sale of Radia Patch Manager to ensure security and reliability of software infrastructure through automated patch management.

•	Certification of Radia Management Suite for NCR automated teller machines (ATMs).

Conference Call Information

     Investors are invited to listen to the live conference call at 5:00 p.m., eastern standard time, today over the Internet through Novadigm’s website, located at http://www2.novadigm.com/ir/main.asp. To listen to the live call, please go to the web site at least fifteen minutes early to download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Investors may also listen to a telephone replay of the conference call by dialing 800-642-1687 (international callers dial (706 645-9291), reservation 1161455, starting at 7:00 p.m., eastern daylight time today until 11:00 p.m., Eastern Standard Time, on August 4.

ABOUT NOVADIGM (Nasdaq: NVDM)

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS	3

Novadigm is a leading provider of software and content management solutions for enterprise and Internet computing environments that enable organizations to reduce software management costs, speed time-to-market, expand marketing channels and open new sources of revenue. Novadigm’s suite of integrated products, based on the company’s market-leading technology, work seamlessly together as the only end-to-end solution that can efficiently, reliably and scalably deploy and manage the full range of today’s software and content, personalized for a wide range of computing devices, across virtually any network. Novadigm customers – Global 1000 business enterprises, software vendors and service providers around the world – report software management savings of 80 percent or more, time-to-market improvements of 70 percent or more, and reliability typically greater than 99 percent. For more information on Novadigm, please visit www.novadigm.com or call 1-800-626-6682.

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Where possible, Novadigm hse attempted to identify these statements by using words such as “intend,” “expect,” “anticipate,” “will,” “target” and similar expressions. The forward looking-statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or applied by the forward looking statements. These risks, uncertainties and other factors include the number, size and timing of customer orders, the timing and market acceptance of Novadigm’s new products, the dependence on resellers, the level and pricing of international sales, changes in the level of operating expenses, technological advances and new product introductions by Novadigm’s competitors, competitive conditions in the industry, foreign currency exchange rates and the resolution of legal claims and proceedings. In addition, the sales cycle for the Company’s products is lengthy and unpredictable depending upon the interest of the prospective customer in the Company’s products, the size of the order, the decision-making and acceptance procedures within the customer’s organization, the complexity of implementation and other factors. The Company’s operating results may also vary significantly due to seasonal trends, as a result of efforts by the Company’s direct sales personnel to meet annual quotas, lower international revenues in the summer months when many European businesses experience lower sales, the establishment of calendar year capital budgets by prospective customers, as well as other factors. Novadigm may not be able to achieve or maintain profitability on a quarterly or annual basis in the future. These and other risks and uncertainties that could affect Novadigm’s future operating results are described from time to time in Novadigm’s filings with the Securities and Exchange Commission. In particular, see the Risk Factors described in Novadigm’s Form 10-K for the fiscal year ended March 31, 2003. Except as expressly required by the federal securities laws, Novadigm undertakes no obligation to update or revise these forward-looking statements or forecasts to reflect new events or changed circumstances or for any other reason.

- tables to follow -

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS	4

NOVADIGM, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	For the three months ended June 30,

	2003	2002

REVENUES:
Licenses	$4,364	$4,729
Maintenance and services	6,815	6,330

Total revenues	11,179	11,059

OPERATING EXPENSES:
Cost of licenses – amortization of intangible asset	334	334
Cost of maintenance and services	3,209	3,558
Sales and marketing	5,687	6,314
Research and development	2,314	2,595
General and administrative	2,642	2,799
Amortization of intangible	—	2,018

Total operating expenses	14,186	17,618

Operating loss	(3,007)	(6,559)
Interest income, net	80	111
Other expense, net	(105)	(324)

Loss before provision for income taxes	(3,032)	(6,772)
Provision for income taxes	24	165

Net loss	$(3,056)	$(6,937)

Basic and diluted net loss per share	$(0.16)	$(0.34)

Weighted average basic and diluted common shares outstanding	19,203	20,175

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS	5

NOVADIGM, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	June 30,	March 31,
	2003	2003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$12,225	$15,666
Restricted cash	150	150
Short-term marketable securities	14,436	13,760
Accounts receivable, net	11,246	15,656
Prepaid expenses and other current assets	1,966	1,175

Total current assets	40,023	46,407
Property and equipment, net	1,955	2,182
Intangible asset	1,725	2,059
Other assets	1,134	788

Total assets	$44,837	$51,436

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,363	$3,598
Accrued liabilities	2,266	3,670
Accrued payroll and other compensation	3,338	4,211
Deferred revenue	11,026	12,235

Total current liabilities	19,993	23,714
Long-term liabilities	64	71
Stockholders’ equity:
Common stock, par value $0.001:
Authorized—30,000 shares
Issued — 19,157 and 19,247 issued as of June 30, 2003 and March 31, 2003, respectively	19	19
Additional paid-in capital	86,259	86,314
Treasury stock, 126 and 0 shares as of June 30, 2003 and March 31, 2003, respectively	(265)	—
Stockholders notes receivable	—	(233)
Accumulated deficit	(62,297)	(59,241)

NOVADIGM ANNOUNCES FIRST QUARTER RESULTS	6

	June 30,	March 31,
	2003	2003

	(unaudited)
Accumulated comprehensive income	1,064	792

Total stockholders’ equity	24,780	27,651

Total liabilities and stockholders equity	$44,837	$51,436

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